As  filed with  the  Securities and  Exchange Commission on February 18, 1999

                                                 REGISTRATION NO. 333-06103
      =========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                 -------------------

                            POST-EFFECTIVE AMENDMENT NO. 2
                                          TO
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------


                              MDU RESOURCES GROUP, INC.
                (Exact name of registrant as specified in its charter)

                        DELAWARE                        41-0423660
              (State or other jurisdiction           (I.R.S. Employer
            of incorporation or organization)      Identification No.)


                   Schuchart Building
                 918 East Divide Avenue
                      P.O. Box 5650
                 Bismarck, North Dakota
             (Address of principal executive            58506-5650
                        offices)                        (Zip Code)


                              MDU RESOURCES GROUP, INC.
                      TAX DEFERRED COMPENSATION SAVINGS PLAN FOR
                         COLLECTIVE BARGAINING UNIT EMPLOYEES
                               (Full title of the plan)


              MARTIN A. WHITE      WARREN L. ROBINSON  THOMAS J. IGOE, JR.
            President and Chief     Vice President,       Thelen Reid &
             Executive Officer         Treasurer           Priest LLP
            MDU Resources Group,       and Chief       40 West 57th Street
                    Inc.           Financial Officer   New York, New York
             Schuchart Building      MDU Resources            10019
              918 East Divide         Group, Inc.        (212) 603-2240
                   Avenue          Schuchart Building
               P.O. Box 5650        918 East Divide
              Bismarck, North            Avenue
             Dakota 58506-5650       P.O. Box 5650
               (701) 222-7900       Bismarck, North
                                   Dakota  58506-5650
                                     (701) 222-7900

             (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                               ________________________


          =================================================================

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


            This registration statement, initially filed with the Securities and Exchange Commission on June 17, 1996, covered 600,000 shares of MDU Resources Group, Inc. Common Stock, $3.33 par value, and the Preference Share Purchase Rights appurtenant thereto, authorized for issuance under the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan for Collective Bargaining Unit Employees ("Plan"). This registration statement was amended by Post-Effective Amendment No. 1 on July 13, 1998 to increase the number of shares of Common Stock and Preference Share Purchase Rights covered by this registration statement to reflect a three-for-two split of the Common Stock. Effective January 1, 1999, the Plan was merged into the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan, which was simultaneously amended and renamed the MDU Resources Group, Inc. 401(k) Retirement Plan (the "Surviving Plan"). A separate registration statement ("New Registration Statement") is being filed pursuant to General Instruction E of Form S-8 to register shares of Common Stock and Preference Share Purchase Rights issuable under the Surviving Plan. The shares of Common Stock registered on this registration statement and not issued prior to the date hereof are being carried forward to the New Registration Statement and may be issued pursuant to the terms of the Surviving Plan.

          ITEM 8.  EXHIBITS.

            23(a)  Consent of Arthur Andersen LLP.

            23(b)  Consent of Ralph E. Davis Associates, Inc.

            23(c)  Consent of Weir International Mining Consultants.

                                      SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on February 18, 1999.

                                               MDU RESOURCES GROUP, INC.


                                               By:/s/ Martin A. White
                                                  ---------------------
                                                  Martin A. White
                                                  President and Chief
                                                  Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                Title                Date
                  ---------                -----                ----


           /s/ Martin A. White
          ---------------------
           Martin A. White         Chief Executive       February 18, 1999
           (President and Chief    Officer and Director
           Executive Officer)


           /s/ Douglas C. Kane
           --------------------
           Douglas C. Kane         Chief Administrative  February 18, 1999
           (Executive Vice         and Corporate
           President, Chief        Development Officer
           Administrative &        and Director
           Corporate Development
           Officer)


           /s/ Warren L. Robinson
           ----------------------
           Warren L. Robinson      Chief Financial       February 18, 1999
           (Vice President,        Officer
           Treasurer and Chief
           Financial Officer)


           /s/ Vernon A. Raile
           ----------------------
           Vernon A. Raile (Vice   Chief Accounting      February 18, 1999
           President, Controller   Officer
           and Chief Accounting
           Officer)


           /s/ John A. Schuchart
           ----------------------
           John A. Schuchart       Director              February 18, 1999
           (Chairman of the
           Board)


           ----------------------
           San W. Orr, Jr. (Vice   Director              February 18, 1999
           Chairman of the Board)



           /s/ Thomas Everist
           -----------------------
           Thomas Everist          Director              February 18, 1999

           * Harold J. Mellen, Jr. Director              February 18, 1999
           ----------------------
           Harold J. Mellen, Jr.


           /s/ Richard L. Muus
           ----------------------
           Richard L. Muus         Director              February 18, 1999


           /s/ Robert L. Nance
           -----------------------
           Robert L. Nance         Director              February 18, 1999


           /s/ John L. Olson
           -----------------------
           John L. Olson           Director              February 18, 1999



           ------------------------
           Harry J. Pearce         Director              February 18, 1999


           /s/ Homer A. Scott, Jr.
           ------------------------
           Homer A. Scott, Jr.     Director              February 18, 1999


           /s/ Joseph T. Simmons
           ------------------------
           Joseph T. Simmons       Director              February 18, 1999


           /s/ Sister Thomas Welder
           ------------------------
           Sister Thomas Welder,    Director              February 18, 1999
           O.S.B.



           By:/s/ Warren L. Robinson
             ------------------------
             Warren L. Robinson,
             as Attorney-in-fact
             for each of the
             persons indicated by
             an asterisk


                                      SIGNATURES

            The Plan. Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. Tax Deferred Compensation Saving Plan for Collective Bargaining Unit Employees Committee has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on February 18, 1999.


                                    MDU RESOURCES GROUP, INC.
                                    Tax Deferred Compensation Savings Plan
                                    for Collective Bargaining Unit
                                    Employees



                                    By:/s/ Douglas C. Kane
                                       ----------------------------------
                                       Douglas C. Kane, Chairman
                                       MDU Resources Group, Inc. Tax
                                       Deferred Compensation Savings Plan
                                       for Collective Bargaining Unit
                                       Employees Committee

                                    EXHIBIT INDEX





            23(a)   Consent of Arthur Andersen LLP.

            23(b)   Consent of Ralph E. Davis Associates, Inc.

            23(c)   Consent of Weir International Mining Consultants.